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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 5, 1999





                         QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


  NORTH CAROLINA                  340-23520                   56-1714315
  (State or other           (Commission File No.)           I.R.S. Employer
   jurisdiction                                          Identification Number
 of incorporation)


         4709 CREEKSTONE DRIVE, RIVERBIRCH BUILDING, SUITE 200, DURHAM,
                           NORTH CAROLINA 27703-8411
                    (Address of principal executive offices)


                                 (919) 998-2000
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report)

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ITEM 5.           OTHER EVENTS.

On November 4, 1999, the Board of Directors of Quintiles Transnational Corp., a North Carolina corporation (the "Company"), declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of the Company's common stock, $.01 par value (the "Common Stock") to shareholders of record at the close of business on November 15, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1,000) of a share (a "Preferred Stock Fraction") of the Company's Series A Preferred Stock, $.01 par value (the "Preferred Stock") at a price of One Hundred Fifty Dollars ($150.00) (the "Purchase Price"), subject to adjustment in certain circumstances. The description and terms of the Rights are set forth in a Rights Agreement between the Company and First Union National Bank, as Rights Agent, (as it may be amended, modified or supplemented from time to time, the "Rights Agreement").

Initially, the Rights will be attached to all Common Stock certificates representing the outstanding shares, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or, in the case of the Grandfathered Person referred to in the Rights Agreement, beneficial ownership of a percentage of outstanding Common Stock in excess of the Grandfathered Percentage referred to therein (the date of such announcement being the "Stock Acquisition Date") other than as a result of repurchases of stock by the Company or certain inadvertent actions by certain shareholders, or
(ii) 10 business days (or such later date as the Company's Board of Directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (which in the case of the Grandfathered Person, occurs upon beneficial ownership of a percentage of outstanding Common Stock in excess of the Grandfathered Percentage).

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except in connection with the exercise of stock options and any other issuances of Common Stock with respect to awards under employee benefit plans, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 15, 2009, North Carolina time, unless extended prior to such time by the Board of Directors, or earlier if redeemed by the Company as described below.

Except in the circumstances described below, after the Distribution Date each Right will be exercisable for a Preferred Stock Fraction. Each Preferred Stock Fraction carries voting and dividend rights that are intended to produce the equivalent of one share of Common Stock. The voting and dividend rights of the Preferred Stock are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Stock of the Company. In lieu of issuing certificates for fractions of shares of Preferred Stock (other than fractions which are integral multiples of Preferred Stock Fractions), the Company may pay cash in accordance with the Rights Agreement.


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In the event that any person becomes an Acquiring Person except pursuant to an offer for all outstanding shares of Common Stock which the independent directors, who are not associated with an Acquiring Person, determine to be fair and adequate to shareholders and to be otherwise in the best interests of the Company and its shareholders (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the events described in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but its Common Stock is changed or exchanged, or (iii) 50% or more of the Company's assets, earning power, or cash flow is sold or transferred (except with respect to clauses (i) and (ii), a merger or other business combination which follows a fair offer described in the second preceding paragraph and in which the amount and form of consideration is the same as was paid in such offer), each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

The Purchase Price payable, and the number of Preferred Stock Fractions or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on the Preferred Stock or other capital stock, or a subdivision, combination or reclassification of the Preferred Stock, (ii) if the holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or its affiliates and associates, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a series of the Company's preferred stock having equivalent preferences, limitations and relative rights), per Right (subject to adjustment).

In general, at any time until a person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors (as defined below). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights (with, where required, the concurrence of the Continuing Directors), the Rights will terminate and the only right of the holders of Rights will be to receive the $.0001 redemption price.


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

The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board of Directors prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person or an affiliate or associate of an Acquiring Person, or any representative of any of such entities.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Prior to the Distribution Date, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to correct or supplement any defective or inconsistent provision, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or affiliate or associate of such Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided that no amendment may be made at such time as the Rights are not redeemable.

A copy of the Rights Agreement, which includes as Exhibits the Articles of Amendment of Restated Articles of Incorporation of the Company (setting forth the terms of the Preferred Stock), the form of Rights Certificate, and the form of Summary of Rights to Purchase Preferred Stock, has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Also on November 4, 1999, the Board of Directors of the Company adopted an amendment to the Company's bylaws that permits only the Board of Directors, the Chairman of the Board or the President to call a special meeting of shareholders. Previously, the bylaws permitted the holders of 25% of the outstanding shares to call a special meeting. A copy of the Company's bylaws, as amended, is attached hereto as an Exhibit.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

                  Exhibit No.                 Description of Exhibit
                  -----------                 ----------------------

                  4.01(1)                     Rights Agreement dated as of
                                              November 5, 1999 between
                                              Quintiles Transnational Corp. and
                                              First Union National Bank,
                                              including the form of Articles of
                                              Amendment of Amended and Restated
                                              Articles of Incorporation of the
                                              Company, the form of Rights
                                              Certificate and the Summary of
                                              Rights to Purchase Preferred
                                              Stock, attached thereto as
                                              Exhibits A, B and C,
                                              respectively.

                  4.02                        Amended and Restated Bylaws, as
                                              amended


         ------------------

         (1) Exhibit to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 5, 1999 and incorporated herein by reference.

  [Remainder of page intentionally left blank; signature appears on next page]


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          QUINTILES TRANSNATIONAL CORP.


                                          By:   /s/ Rachel R. Selisker
                                                --------------------------------
Dated:  November 5, 1999                        Rachel R. Selisker
                                                Chief Financial Officer and
                                                Executive Vice President Finance


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

                                 EXHIBIT INDEX



         Exhibit No.                     Description of Exhibit
         -----------                     ----------------------

         4.01(1)                         Rights Agreement dated as of November
                                         5, 1999 between Quintiles
                                         Transnational Corp. and First Union
                                         National Bank, including the form of
                                         Articles of Amendment of Amended and
                                         Restated Articles of Incorporation of
                                         the Company, the form of Rights
                                         Certificate and the Summary of Rights
                                         to Purchase Preferred Stock, attached
                                         thereto as Exhibits A, B and C,
                                         respectively.

         4.02                            Amended and Restated Bylaws, as amended


         ------------------

         (1) Exhibit to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 5, 1999 and incorporated herein by reference.


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